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                                                                    EXHIBIT 5.01

                               September 25, 2003

Handspring, Inc.
189 Bernardo Avenue
Mountain View, California 94043

Ladies and Gentlemen:

         At your request, we have examined the registration statement (the "REGISTRATION STATEMENT") on Form S-3 (File No. 333-106136) filed by Handspring, Inc., a Delaware corporation (the "COMPANY"), with the Securities and Exchange Commission (the "COMMISSION") on June 13, 2003 as amended by Amendment No. 1 filed with the Commission on September 25, 2003 and by Amendment No. 2 to be filed with the Commission on or about September 26, 2003 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 10,150,000 shares of the Company's Common Stock (the "STOCK") which will be sold by certain selling stockholders (the "SELLING STOCKHOLDERS"), 1,000,000 of which are presently issued and outstanding and 9,150,000 of which are subject to currently exercisable warrants.

         In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

         (1) the Second Amended and Restated Certificate of Incorporation of the Company, as filed with the Delaware Secretary of State on June 26, 2000;

         (2) the Restated Bylaws of the Company, as adopted on May 16, 2000;

         (3) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference;

         (4) the Prospectus prepared in connection with the Registration Statement;

         (5) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of the Company's predecessor, Handspring, Inc., a California corporation ("HANDSPRING California"), that are in our possession;

         (6) a statement from the Company as of the date hereof as to the number of (i) outstanding shares of capital stock, (ii) issued and outstanding options, warrants and rights to purchase capital stock, and (iii) any additional shares of capital stock reserved for future issuance in connection with the Company's stock option and stock purchase plans and all other plans, agreements or rights;
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         (7) the Warrants under which the Selling Stockholders acquired or will acquire the Stock to be sold by them as described in the Registration Statement; and

         (8) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (the "MANAGEMENT CERTIFICATE").

         In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document entered into by the selling stockholders identified above and the due authorization, execution and delivery of all such documents by the selling stockholders where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates representing the Stock to be issued will be when issued, properly signed by authorized officers of the Company or their agents.

         We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law, the Delaware Constitution and reported judicial decisions relating thereto.

         In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any shares of Stock, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended, that the registration will apply to such shares of Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity of the issuance of such shares of Stock.

         Based upon the foregoing, it is our opinion that (i) the 1,000,000 shares of Stock presently held and to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable and (ii) the 9,150,000 shares of Stock to be issued to and sold by the Selling Stockholders, when issued in the manner and for the consideration stated in the Warrants and the Registration Statement, will be validly issued, fully paid and nonassessable.
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         We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to be relied upon for any other purpose. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

                                                     Very truly yours,

                                                     Very truly yours,

                                                     /s/ FENWICK & WEST LLP

                                                     FENWICK & WEST LLP